EXHIBIT 99.1

FIRSTBANK NW CORP.                                    CONTACT:  Larry K. Moxley
1300 16th Avenue                                                Exec. VP & CFO
CLARKSTON, WA 99403                                             (509) 295-5100

NEWS RELEASE
================================================================================

              FIRSTBANK NW CORP. REPORTS THIRD QUARTER EARNINGS AND
              -----------------------------------------------------
           DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE
           -----------------------------------------------------------

CLARKSTON, WA - January 25, 2005 - FirstBank NW Corp. (Nasdaq: FBNW) ("Company"), the holding company for FirstBank Northwest ("Bank"), today reported net income of $1.5 million, or $0.51 per diluted share, in its third fiscal quarter ended December 31, 2004. This compares to net income of $1.3 million, or $0.52 per diluted share, in the comparable quarter a year ago.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid on February 17, 2005 to shareholders of record as of the close of business on February 3, 2005. This is the Company's 30th regular quarterly cash dividend since it became a publicly traded company in July 1997.

"The increase in net income is attributable to loan growth during the past year with net loans increasing to $533.8 million as of December 31, 2004 compared to $459.5 million at December 31, 2003, and an improved net interest margin of 4.3% for the three months ended December 31, 2004," said Clyde E. Conklin, President and Chief Executive Officer. "The Company's net income also was affected by reserve allocations driven by new loan growth," noted Larry K. Moxley, Executive Vice President and Chief Financial Officer. The provision for loan losses for the quarter ended December 31, 2004 was $470,000, compared to $162,000 in the comparable quarter a year ago. The increase in the provision for loan losses is attributable to loan growth during the quarter.

Non-interest income improved to $1.4 million for the third fiscal quarter, compared to $1.2 million in the comparable quarter a year ago. The increases in service charges and fee income of $260,000 offset decreases in other non-interest income.

Non-interest expense, or operating expense increased $1.2 million to $5.9 million for the quarter ended December 31, 2004, compared to $4.7 million for the comparable quarter a year ago, which includes a full quarter of expenses versus the partial quarter last year because of the acquisition of Oregon Trail Financial Corp. ("Oregon Trail") and its subsidiary, Pioneer Bank, A Federal Savings Bank ("Pioneer Bank"). Non-recurring core processing conversion expense and non-recurring employment termination expense reduced earnings per share by an estimated $0.06 per share. FirstBank's efficiency ratio was 68.3% in its third fiscal quarter of 2004, compared to 71.3% for the comparable quarter a year ago. "Strategic growth initiatives require continued investment in human resources, facilities, equipment, technology, marketing, and other miscellaneous expense," stated Conklin. "We intend to prioritize our investments by reviewing the investment's potential for profitability and determining if the investment achieves our shareholder value strategies," noted Moxley. "Fully integrated core processing systems, network systems and operating policies and procedures present the opportunity to focus on efficiency initiatives and profitability analysis of our products and services," Moxley continued.

Total assets were $769.6 million at December 31, 2004, an increase of $84.3 million, or 12.3%, from total assets of $685.3 million at December 31, 2003. Total assets at December 31, 2004 increased $69.3 million, or 9.9%, from total assets of $700.2 million at March 31, 2004. Total loans receivable for the same

                                     (more)

FBNW Third Fiscal Quarter Results
January 25, 2005
Page Two

period grew $69.5 million, or 15.0% from $464.4 million at March 31, 2004 to $533.8 million at December 31, 2004. "Strong loan growth has been realized primarily in commercial real estate and construction lending, which is consistent with our commercial banking initiative," stated Conklin. "To a moderate extent, we have also realized growth in commercial and industrial, residential real estate, home equity, and other consumer loans. We have achieved our asset growth target through new loan originations."

Total deposits increased $29.1 million, or 6.1%, to $503.6 million at December 31, 2004 compared with $474.5 million at December 31, 2003. Other funding for the quarter ended December 31, 2004 included Federal Home Loan Bank and other borrowings totaling $186.6 million compared to $134.1 million for the quarter ended December 31, 2003, an increase of $52.5 million, or 39.2%.

The allowance for loan and lease losses increased $320,000, or 4.9%, to $6.9 million for the nine months ended December 31, 2004 from $6.6 million for the comparable period one year ago. Total reserves for the nine months ended December 31, 2004 represent 1.30% of net loans and 552.9% of non-performing loans. "It is essential that our allowance adequately reflect the credit risk in the portfolio and the non-performing assets identified, therefore we continue to add to our reserves," said Moxley. "Charge-offs, net of recoveries, for the quarter totaled $147,000 compared to $45,000 for the comparable quarter a year ago. Asset quality remains stable." Total non-performing assets at December 31, 2004 were $2.3 million, or 0.30% of total assets compared with $3.7 million, or 0.52% of total assets at March 31, 2004. "We continue to focus on credit risk on a quarterly basis through the asset review committee and on an on-going basis through executive management loan committee and credit administration," said Conklin.

Conklin concluded by stating, "The conversion of the core processing systems was completed in December, which was necessary after the acquisition of Oregon Trail and Pioneer Bank on October 31, 2003. This was a substantial acquisition that took us from $340 million in total assets to $770 million to date, with branches in three states. Virtually, ever area of the Bank's operation was impacted. The Company has been strengthened in this process and is in an improved position to effectively compete and attain our shareholder value strategies."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. Salomon Smith Barney has investment centers in the Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington branches, and the Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, The Company's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on From 10-KSB for the fiscal year ended March 31, 2004.

                                 (tables follow)

                                FIRSTBANK NW CORP
FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                                   Three Months Ended                        Nine Months Ended
                                                       December 31,                             December 31,
                                                 -----------------------                  -----------------------
                                                    2004         2003                        2004         2003
                                                 ----------   ----------                  ----------   ----------
Interest Income                                  $   10,369   $    8,011                  $   29,791   $   18,116
Interest Expense                                      3,366        2,795                       9,541        6,866
Provision for Loan Losses                               470          162                       1,040          418
                                                 ----------   ----------                  ----------   ----------
Net Interest Income After Provision for
  Loan Losses                                         6,533        5,054                      19,210       10,832
                                                 ----------   ----------                  ----------   ----------
Non-Interest Income
  Gain on Sale of Loans                                 260          286                         942        1,656
  Service Fees and Charges                            1,130          870                       3,494        1,982
  Commission and Other                                   41           70                         141          136
                                                 ----------   ----------                  ----------   ----------
Total Non-Interest Income                             1,431        1,226                       4,577        3,774
                                                 ----------   ----------                  ----------   ----------
Non-Interest Expenses
  Compensation and Related Expenses                   3,680        2,854                      10,522        6,729
  Occupancy                                             668          591                       2,128        1,289
  Other                                               1,548        1,278                       4,644        2,997
                                                 ----------   ----------                  ----------   ----------
Total Non-Interest Expenses                           5,896        4,723                      17,294       11,015
                                                 ----------   ----------                  ----------   ----------

Income Tax Expense                                      542          276                       1,790          837
                                                 ----------   ----------                  ----------   ----------
Net Income                                       $    1,526   $    1,281                  $    4,703   $    2,754
                                                 ==========   ==========                  ==========   ==========

Basic Earnings per Share                         $     0.53   $     0.56                  $     1.63   $     1.70
Diluted Earnings per Share                       $     0.51   $     0.52                  $     1.57   $     1.59
Weighted Average Shares Outstanding- Basic        2,904,719    2,285,027                   2,888,281    1,621,314
Weighted Average Shares Outstanding- Diluted      2,984,444    2,483,620                   2,997,145    1,731,498
Actual Shares Issued                              2,989,262    2,862,331                   2,989,262    2,862,331

                                                     December 31, 2004    March 31, 2004     December 31, 2003
                                                     -----------------    --------------     -----------------
Total Assets                                           $    769,570        $    700,232        $    685,267
Cash and Cash Equivalents                              $     40,378        $     38,397        $     23,464
Loans Receivable, net                                  $    533,823        $    464,368        $    459,540
Mortgage-Backed Securities                             $     64,988        $     77,027        $     81,344
Investment Securities                                  $     48,517        $     38,787        $     38,506
Stock in FHLB, at cost                                 $     12,810        $     12,506        $     12,224
Deposits                                               $    503,559        $    491,035        $    474,480
FHLB Advances & Other Borrowings                       $    186,577        $    132,056        $    134,056
Stockholders' Equity                                   $     71,418        $     69,332        $     68,910
Tangible Book Value per Share (1)                      $      17.71        $      17.33        $      17.94
FASB 115 Adjustment after Taxes                        $        558        $      1,268        $      1,166
Tangible Equity/ Total Tangible Assets                         6.89%               7.57%               7.50%
Number of full-time equivalent Employees                        270                 247                 248

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP):
     12/04--72,883 shares, 3/04 -- 79,149 shares, 12/03 -- 81,238 shares.


FINANCIAL STATISTICS
(ratios annualized)                                       Three Months Ended         Fiscal           Nine Months Ended
                                                             December 31,          Year Ended            December 31,
                                                      -----------------------       March 31,      -----------------------
                                                         2004         2003            2004            2004         2003
                                                      ----------   ----------      ----------      ----------   ----------
Return on Average Assets                                    0.81%        0.90%           0.90%           0.86%        0.88%
Return on Average Tangible Equity                          11.91%       11.46%          11.17%          12.55%       10.43%
Average Tangible Equity/Average Tangible Assets             7.02%        7.98%           8.19%           6.66%        8.56%
Average Equity/Average Assets                               9.49%        9.95%           9.17%           9.66%        9.53%
Average Tangible Equity/Average Loans                       9.96%       11.48%          11.37%          10.03%       12.10%
Efficiency Ratio (2)                                       68.30%       71.29%          70.44%          67.87%       71.26%
Non-Interest Expenses / Average Assets                      3.15%        3.30%           3.43%           3.16%        3.53%
Net Interest Margin (3)                                     4.34%        4.09%           4.17%           4.29%        4.07%
Average Interest Earning Assets /
  Average Deposits and Other Borrowed Funds               112.12%      113.61%         102.09%         112.65%      114.68%

                                                         Nine Months Ended      Fiscal Year Ended    Nine Months Ended
LOANS                                                    December 31, 2004       March 31, 2004      December 31, 2003
(unaudited) (in thousands except share                   -----------------       --------------      -----------------
  and per share data)
LOAN ORIGINATIONS (4):
  Residential loan centers                                 $    203,526           $    244,456          $    194,594
  Consumer loan centers                                          35,903                 16,364                 9,012
  Agricultural loan centers                                       8,005                  8,048                20,875
  Commercial loan centers                                       120,750                 86,929               101,678
                                                           ------------           ------------          ------------
    Total Loan Originations                                $    368,184           $    355,797          $    326,159
                                                           ============           ============          ============

LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                              $    116,028           $    112,312          $    112,556
  Construction (5)                                               58,518                 68,236                64,146
  Agricultural                                                   19,453                 18,568                20,246
  Commercial                                                    155,303                122,132               122,017
                                                           ------------           ------------          ------------
    Total real estate loans                                     349,302                321,248               318,965
                                                           ------------           ------------          ------------
Consumer and other loans:
  Home equity                                                    36,235                 25,599                19,667
  Agricultural operating                                         26,039                 24,876                31,031
  Commercial                                                     87,943                 75,878                66,965
  Other consumer                                                 40,027                 43,425                51,252
                                                           ------------           ------------          ------------
    Total consumer and other loans                              190,244                169,778               168,915
                                                           ------------           ------------          ------------

Loans held for sale-residential real estate                       3,377                  5,253                 6,890
                                                           ------------           ------------          ------------
Total Loans Receivable                                     $    542,923           $    496,279          $    494,770
                                                           ============           ============          ============

ALLOWANCE FOR LOAN LOSSES:                               Nine Months Ended     Fiscal Year Ended     Nine Months Ended
                                                         December 31, 2004       March 31, 2004      December 31, 2003
                                                         -----------------       --------------      -----------------
Balance at Beginning of Period                             $      6,314           $      3,414          $      3,414
Purchased                                                             0                  2,863                 2,863
Provision for Loan Losses                                         1,039                    395                   418
Charge Offs (Net of Recoveries)                                    (436)                  (358)                  (98)
                                                           ------------           ------------          ------------
Balance at End of Period                                   $      6,917           $      6,314          $      6,597
                                                           ============           ============          ============
Loan Loss Allowance / Net Loans                                    1.30%                  1.36%                 1.44%
Loan Loss Allowance / Non-Performing Loans                       552.92%                199.37%               452.47%

(2) Calculation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(3) Calculation is tax equivalent net interest income divided by total interest-earning assets.
(4)  Loan originations are based upon new production.
(5)  As of December 31, 2004, these loans are reported net of loans in progress.


NON-PERFORMING ASSETS:
                                                        Nine Months Ended      Fiscal Year Ended      Nine Months Ended
                                                        December 31, 2004        March 31, 2004       December 31, 2003
                                                        -----------------        --------------       -----------------
Accruing Loans - 90 Days Past Due                          $          0           $          0          $          0
Non-accrual Loans                                                 1,251                  2,900                 1,458
                                                           ------------           ------------          ------------
Total Non-performing Loans                                        1,251                  2,900                 1,458
Restructured Loans on Accrual                                       554                    152                   228
Real Estate Owned (REO)                                             410                    552                   883
Repossessed Assets                                                   61                     52                    28
                                                           ------------           ------------          ------------
Total Non-performing Assets                                $      2,276           $      3,656          $      2,597
                                                           ============           ============          ============
Total Non-performing Assets/Total Assets                           0.30%                  0.52%                 0.38%

Loan and REO Loss Allowance as a % of Non-
  Performing Assets                                              303.91%                160.95%               254.02%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                                         Three Months Ended          Fiscal         Nine Months Ended
                                                             December 31,          Year Ended          December 31,
                                                      -----------------------      March 31,     -----------------------
                                                         2004         2003            2004          2004         2003
                                                      ----------   ----------      ----------    ----------   ----------
Average Interest Earning Assets:
Average Loans Receivable:
Average Mortgage Loans Receivable                     $  116,264   $   91,482      $   74,416      $  116,354   $   62,030
Average Commercial Loans Receivable                      227,170      163,955         150,557         213,192      136,578
Average Construction Loans Receivable                     53,452       35,980          36,356          50,461       34,359
Average Consumer Loans Receivable                         75,156       54,210          43,063          73,741       34,366
Average Agricultural Loans Receivable                     46,667       43,436          37,547          47,401       35,046
Average Unearned Loan Fees and Discounts,
  Allowance for Loan Losses, and Other                    (8,787)      (7,187)         (6,350)         (8,395)      (5,598)
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Loans Receivable, net                      509,922      381,876         335,589         492,754      296,781
Average Loans Held for Sale                                4,811        7,345           7,584           5,334        8,185
Average Mortgage-backed Securities                        66,831       46,500          35,869          70,428       21,374
Average Investment Securities                             48,876       26,671          24,840          45,764       20,321
Average Other Earning Assets                              38,357       54,676          36,000          38,461       32,486
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Interest Earning Assets                    668,797      517,068         439,882         652,741      379,147
Average Non-Interest Earning Assets                       81,031       55,311          44,684          76,400       36,783
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Assets                                  $  749,828   $  572,379      $  484,566      $  729,141   $  415,930
                                                      ==========   ==========      ==========      ==========   ==========

Average Interest Bearing Liabilities:
Average Passbook, NOW, and Money Market Accounts      $  239,724   $  174,430      $  137,025      $  231,657   $  107,912
Average Certificates of Deposits                         203,696      172,611         149,626         200,051      132,855
Average Advances from FHLB and Other                     153,079      108,067         101,106         147,729       89,842
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Interest Bearing  Liabilities              596,499      455,108         387,757         579,437      330,609
Average Non-Interest Bearing Deposits                     74,926       52,399          43,107          72,088       39,422
                                                      ----------   ----------      ----------      ----------   ----------
Average Deposits and Other Borrowed Funds                671,425      507,507         430,864         651,525      370,031
Average Non-Interest Bearing Liabilities                   7,207        7,946           6,638           7,179        6,253
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Liabilities                                678,632      515,453         437,502         658,704      376,284
Total Average Equity                                      71,196       56,926          47,064          70,437       39,646
                                                      ----------   ----------      ----------      ----------   ----------
Total Average Liabilities and Equity                  $  749,828   $  572,379      $  484,566      $  729,141   $  415,930
                                                      ==========   ==========      ==========      ==========   ==========

Total Tangible Average Equity                         $   51,259   $   44,701      $   39,030      $   49,961   $   35,221
                                                      ==========   ==========      ==========      ==========   ==========

Interest Rate Yield on Earning  Assets                      6.35%        6.36%           6.41%           6.24%        6.53%
Interest Rate Expense on Deposits and Other
  Borrowed Funds                                            2.01%        2.64%           2.31%           1.95%        2.85%
Interest Rate Spread                                        4.34%        3.72%           4.10%           4.29%        3.68%
Net Interest Margin                                         4.33%        4.09%           4.17%           4.29%        4.07%